UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2022

Decarbonization Plus Acquisition Corporation IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40731	98-1585724
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

2744 Sand Hill Road, Suite 100
Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

(212) 993-0076
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one warrant	DCRDU	Nasdaq Capital Market
Class A ordinary share, par value $0.0001 per share	DCRD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DCRDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2022, Erik Anderson, chief executive officer and member of the board of directors (the “Board”) of Decarbonization Plus Acquisition Corporation IV (the “Company”), notified the Company of his resignation from his role as chief executive officer, effective immediately. On March 13, 2022, Robert Tichio, chairman of the Board of the Company, notified the Company of his resignation from his role as chairman, effective immediately. Mr. Anderson and Mr. Tichio will continue to serve as members of the Board.

Mr. Anderson’s and Mr. Tichio’s resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On March 15, 2022, the Board appointed Robert Tichio as chief executive officer of the Company and Erik Anderson as chairman of the Board, effective immediately.

Mr. Tichio, age 44, has served as a member of the Board since February 2021 and as chairman of the Board since August 2021. Mr. Tichio has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation V, a special purpose acquisition company, since March 2021. Mr. Tichio has served as a member of the board of directors and nominating and corporate governance committee of Solid Power, Inc., a solid-state battery cell manufacturer, since December 2021. Mr. Tichio has served as chairman of the board of directors and member of the audit, compensation and nominating and corporate governance committees of Tritium DCFC Limited, an electric vehicle charging company, since January 2022. Mr. Tichio has served as a member of the board of directors of Centennial Resource Development, Inc., a natural gas and oil producer, since October 2016. Mr. Tichio has served as a member of the board of directors of Pipestone Energy Corp., an oil and gas exploration and production company, since March 2019. Mr. Tichio has served as a member of the board of Talos Energy Inc., an offshore oil and gas exploration and production company, since February 2012. Mr. Tichio served as a member of the board of directors of EP Energy Corporation, an onshore oil and gas exploration and production company, from September 2013 to October 2020. Mr. Tichio served as a member of the board of directors of Northern Blizzard Resources Inc., a crude oil production and development company, from June 2011 to May 2017. Mr. Tichio is a partner and managing director of Riverstone Holdings LLC. Mr. Tichio joined the firm in 2006 and has been focused on the firm’s Private Equity business. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area (PIA) of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisition Group, where he concentrated on assignments that included public company combinations, asset sales, takeover defenses, and leveraged buyouts. Mr. Tichio received his A.B. from Dartmouth College as a Phi Beta Kappa graduate, and later received his M.B.A. with Distinction from Harvard Business School. Mr. Tichio serves on a number of nonprofit and Riverstone portfolio company boards.

The selection of Mr. Tichio to serve as the Company’s chief executive officer was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Tichio and any director or executive officer of the Company, and there are no transactions between Mr. Tichio and the Company that would be required to be reported under item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Decarbonization plus Acquisition Corporation IV

	By:	/s/ Peter Haskopoulos
	Name:	Peter Haskopoulos
	Title:	Chief Financial Officer, Chief Accounting Officer and Secretary
Date: March 15, 2022